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                                                                   EXHIBIT 16b

                              WASATCH INCOME FUND


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION


FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1995

TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) -1

         Total return = 10.5%

                 10.5% = (19,970/18,078) -1

FOR THE THREE YEAR PERIOD ENDED SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1


         Cumulative total return = 16.4%

                 16.4% = (19,970/17,158) -1
                                                    1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE)   -1

         Total return = 5.2%
                                        1/3
                 5.2% = (19,970/17,158)     -1

FOR THE FIVE YEAR PERIOD ENDED SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1


         Cumulative total return = 49.9%

                 49.9% = (19,970/13,325) -1
                                                    1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE)   -1

         Total return = 8.4%
                                        1/5
                 8.4% = (19,970/13,325)     -1

FOR THE PERIOD FROM DECEMBER 6, 1986 (COMMENCEMENT OF OPERATIONS)
  TO SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1
                                                      OF $10,000

        Cumulative total return = 99.7%

                99.7% = (19,970/10,000) -1
                                                        1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT)    -1
                                           OF $10,000

        Total return = 8.2%
                                        1/8.8
                8.2% = (19,970/10,000)    -1